FOR IMMEDIATE RELEASE NEWS

March 24, 2021 OTCQB: FTCO

FORTITUDE GOLD REPORTS 2020 NET INCOME OF $0.48 PER SHARE, $27.8 MILLION CASH, AND 2021 PRODUCTION OUTLOOK

COLORADO SPRINGS - March 24, 2021 - Fortitude Gold Corporation (OTCQB: FTCO) (the “Company”) today reported year-end 2020 results including net income of $10.2 million, or $0.48 per share, and a strong balance sheet including $27.8 million cash.  The Company confirmed both its previously announced 2020 annual production of 29,479 gold ounces and its 2021 production Outlook targeting 40,000 ounces of gold (a range of 36,000 to 40,000 ounces).  The production Outlook assumes no disruptions from the COVID-19 global pandemic or unforeseen operational challenges.  The Company also updated its year-end 2020 Reserve Report.  Fortitude Gold is a gold producer, developer, and explorer with operations in Nevada, U.S.A.

2020 ANNUAL HIGHLIGHTS

●	Successful spin-off from Gold Resource Corporation on December 31, 2020;
●	$0.48 net income per share;
●	$10.2 million net income;
●	$27.8 million cash balance at December 31, 2020;
●	$54.0 million net sales;
●	29,479 annual gold production;
●	$41.9 million working capital;
●	$16.2 million mine gross profit;
●	$13.0 million cash from operating activities; and
●	$952 total all-in sustaining cost per ounce.

2020 Overview

“On December 31, 2020, Fortitude Gold became an independent, stand-alone public company after successfully being spun-off from Gold Resource Corporation,” stated Fortitude Gold CEO and President, Mr. Jason Reid.  “I am very pleased to report Fortitude Gold delivered a successful 2020 production ramp up at its Isabella Pearl mine in Mineral County, Nevada, culminating in record annual gold production with fourth quarter gold production exceeding 12,000 ounces.  With $54 million in net sales, $10.2 million in net income and $27.8 million in cash on December 31, 2020, Fortitude Gold is in a strong financial position with an exciting future.  We believe Fortitude Gold is well positioned to generate significant free cash flow during 2021, and we are currently evaluating the potential of a monthly dividend strategy which would reward shareholders with a yield on their Fortitude Gold investment.”

For the year ended December 31, 2020, the Company sold 29,929 gold ounces at a total cash cost of $928 per gold ounce, and a realized 2020 average sales price for gold of $1,813 per ounce.  The Company recorded revenues of $54.0 million, and net income of $10.2 million, or $0.48 per share.

The calculation of our cash cost per ounce contained in this press release is a non-GAAP financial measure. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s recently filed Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

The following Production Statistics table summarize certain information about our operations for the years ended December 31, 2020 and 2019:

	Year ended December 31,
	2020	2019
Ore mined
Ore (tonnes)(1)	643,518	934,723
Gold grade (g/t)	2.42	0.76
Low-grade stockpile (tonnes)
Ore (tonnes)	160,739	529,959
Gold grade (g/t)	0.52	0.51
Pre-strip waste	1,346,316	3,801,302
Waste (tonnes)	4,930,262	703,058
Metal production (before payable metal deductions)(2)
Gold (ozs.)	29,479	10,883
Silver (ozs.)	28,359	9,752

The following Sales Statistics table summarizes certain information about our operations for years ended December 31, 2020 and 2019:

	Year ended December 31,
	2020	2019
Metal sold
Gold (ozs.)	29,929	10,272
Silver (ozs.)	29,129	8,332
Average metal prices realized (1)
Gold ($per oz.)	1,813	1,468
Silver ($per oz.)	21.12	17.04
Precious metal gold equivalent ounces sold
Gold Ounces	29,929	10,272
Gold Equivalent Ounces from Silver	339	97
	30,268	10,369

Total cash cost before by-product credits per gold ounce sold	$949	$1,054
Total cash cost after by-product credits per gold ounce sold	$928	$1,040
Total all-in sustaining cost per gold ounce sold	$952	$1,049

Year-End 2020 Proven & Probable Reserve Update

The Company updated its proven and probable (“P&P”) Reserve Report as of December 31, 2020.  Year-end 2020 proven and probable reserves at the Isabella Pearl Mine totaled 1,280,100 tonnes grading 3.88 g/t gold, or 159,600 gold ounces.  In addition, the Company reported low grade stockpile reserves of 582,600 tonnes grading 0.51 g/t gold.  The Isabella Pearl Mine commenced production in April of 2019 with an initial four-year mine life.  Two years later, the current projected mine life of the Isabella Pearl Mine is estimated at three and one-half years.

As of December 31, 2020, our estimate of Proven and Probable (“P&P”) reserves, all of which pertain to the Isabella Pearl Mine, were:

				Precious			Precious
				Metal			Metal
				Gold			Gold
		Gold	Silver	Equivalent	Gold	Silver	Equivalent
Description	Tonnes	g/t	g/t	g/t	Ounces	Ounces	Ounces
Isabella Pearl Mine
Proven	684,500	5.77	39	6.23	126,900	867,200	137,200
Probable	595,600	1.71	10	1.83	32,700	187,800	34,900
Proven and Probable Total	1,280,100	3.88	26	4.18	159,600	1,055,000	172,100
Low-Grade Stockpile	582,600	0.51	3	0.54	9,600	50,700	10,200
Isabella Pearl Mine Total	1,862,700	2.83	18	3.04	169,200	1,105,700	182,300

Notes to the 2020 P&P reserves:

1.	Metal prices used for P&P reserves were $1,477 per ounce of gold and $17.47 per ounce of silver. These prices reflect the three-year trailing average prices for gold and silver.
2.	Precious metal gold equivalent is 84.54:1 determined by taking gold ounces produced or sold, plus silver ounces produced or sold converted to precious metal gold equivalent ounces using the gold to silver average price ratio for the period.
3.	For the Isabella Pearl Mine, the quantities of material within the designed pits were calculated using a cutoff grade of 0.38 Au g/t.
4.	Mining, processing, energy, administrative and smelting/refining costs were based on 2020 actual costs for the Isabella Pearl Mine.
5.	Metallurgical gold recovery assumptions used for the Isabella Pearl Mine were 81% for all ore which is currently being crushed. These recoveries reflect predicted average recoveries from metallurgical test programs.
6.	Isabella Pearl P&P reserves are diluted and factored for expected mining recovery.
7.	Figures in tables are rounded to reflect estimate precision and small differences generated by rounding are not material estimates.
8.	100% of the pit constrained Mineralized Material was converted to reserves.

The updated full reserve report will be available on the Company’s website in the near future.

Projects Update

Fortitude Gold successfully ramped up its gold production to targeted levels at its Isabella Pearl Mine in 2020.  The Company is targeting 40,000 ounces of gold (a range of 36,000 to 40,000 gold ounces) during the 2021 production year, assuming no disruptions from the COVID-19 global pandemic or unforeseen operational challenges.

In June 2020, the Company acquired the 9,334-acre Golden Mile property in Mineral County, Nevada.  With the addition of the Golden Mile property, including the staking of 88 additional unpatented claims to expand the land holding to 10,611 acres at Golden Mile, the Company’s Nevada Mining Unit now consist of five high-grade gold properties in south central Nevada’s Walker Lane Mineral Belt covering more than 29,700 acres.  The flagship Isabella Pearl Mine is currently in production, the Golden Mile property is in a resource delineation phase, while the additional three properties are in various stages of exploration.

Exploration Program

The Company’s exploration activities in 2020 included 99 drill holes totaling 6,763 meters at the Isabella Pearl, including in-fill at the Isabella and step-out drilling on the Scarlet and Silica Knob targets. While an initial defined resource at Scarlet was identified, additional drilling at both targets is planned for 2021.

In December of 2020, seven drill holes totaling 2,627 meters were completed at the Golden Mile property.  The Company targets to complete a maiden resource estimate during 2021.  Phase one drill results have been recently received and are currently being analyzed and modeled.

The Company completed 11 drill holes at its East Camp Douglas exploration property in December of 2020 totaling 1,565 meters.  The drilling targeted three initial areas in the lithocap target area: Discovery Breccia, Gypsum Shaft and D2 Cliffs. These potentially mineralized zones are hosted in brecciated and vuggy silicified volcanic rock with a high degree of oxidation.  In 2021, the Company plans additional drill programs to evaluate the resource potential of the gold-bearing silicified volcanic rocks at the lithocap target area.  Results from the maiden drill program at East Camp Douglas are pending and are expected in the coming weeks due to extensive delays at third party assay labs.

In 2021, the Company anticipates spending approximately $5.4 million for exploration activities at its Nevada Mining Unit.  Exploration expenses may be modified depending on exploration results, metal market conditions and available capital.

See Accompanying Tables

The following information summarizes the results of operations for Fortitude Gold Corporation for the years ended December 31, 2020 and 2019, its financial condition as of December 31, 2020 and 2019 and its cash flows for the years ended December 31, 2020 and 2019. The summary data as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 is derived from its audited financial statements contained in its annual report on Form 10-K for the year ended December 31, 2020, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of its cash cost before by-product credits per gold ounce sold, total cash cost after by-product credits per gold ounce sold and total all-in sustaining cost per gold ounce sold contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

FORTITUDE GOLD CORPORATION
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share and per share amounts)

	December 31,	December 31,
	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$27,774	$866
Accounts receivable	145	—
Inventories	23,051	10,624
Prepaid expenses and other current assets	1,962	319
Total current assets	52,932	11,809
Property, plant and mine development, net	50,990	60,017
Operating lease assets, net	6,198	7,125
Deferred tax assets	959	—
Other non-current assets	1,946	4,985
Total assets	$113,025	$83,936
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,715	$5,406
Loans payable, current	665	879
Finance lease liabilities, current	398	438
Operating lease liabilities, current	6,198	7,125
Mining taxes payable	1,001	—
Other current liabilities	1,092	454
Total current liabilities	11,069	14,302
Asset retirement obligations	3,844	2,486
Loans payable, long-term	117	782
Finance lease liabilities, long-term	27	426
Total liabilities	15,057	17,996
Shareholders' equity:
Preferred stock - $0.01 par value, 20,000,000 shares authorized and nil outstanding at December 31, 2020 and nil shares authorized and outstanding at December 31, 2019	—	—
Common stock - $0.01 par value, 200,000,000 shares authorized and 21,211,208 shares outstanding at December 31, 2020 and $0.001 par value, 10,000 shares authorized and outstanding at December 31, 2019	212	—
Additional paid-in capital	99,682	78,083
Accumulated deficit	(1,926)	(12,143)
Total shareholders' equity	97,968	65,940
Total liabilities and shareholders' equity	$113,025	$83,936

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended December 31, 2020 and 2019
(U.S. dollars in thousands, except share and per share amounts)

	Year ended
	December 31,
	2020	2019
Sales, net	$53,967	$15,065
Mine cost of sales:
Production costs	27,495	10,664
Depreciation and amortization	10,241	3,884
Reclamation and remediation	48	34
Total mine cost of sales	37,784	14,582
Mine gross profit	16,183	483
Costs and expenses:
General and administrative expenses	2,882	2,375
Exploration expenses	2,648	932
Other expense, net	233	168
Total costs and expenses	5,763	3,475
Income (loss) before income and mining taxes	10,420	(2,992)
Income and mining tax expense	203	—
Net income (loss)	$10,217	$(2,992)
Net income (loss) per common share:
Basic and Diluted	$0.48	$(299)
Weighted average shares outstanding:
Basic and Diluted	21,211,208	10,000

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2020 and 2019
(U.S. dollars in thousands)

	2020	2019
Cash flows from operating activities:
Net income (loss)	$10,217	$(2,992)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	10,377	4,022
Deferred taxes	(959)	—
Other operating adjustments	48	18
Changes in operating assets and liabilities:
Accounts receivable	(145)	—
Inventories	(2,300)	(6,490)
Prepaid expenses and other current assets	(1,643)	346
Other non-current assets	(2,085)	(3,600)
Accounts payable and other accrued liabilities	(1,508)	3,617
Mining taxes payable	1,001	—
Net cash provided by (used in) operating activities	13,003	(5,079)

Cash flows from investing activities:
Capital expenditures	(6,488)	(22,538)
Net cash used in investing activities	(6,488)	(22,538)

Cash flows from financing activities:
Contributions from GRC	21,711	29,635
Repayment of loans payable	(879)	(812)
Repayment of capital leases	(439)	(410)
Net cash provided by financing activities	20,393	28,413

Net increase in cash and cash equivalents	26,908	796
Cash and cash equivalents at beginning of period	866	70
Cash and cash equivalents at end of period	$27,774	$866

Supplemental Cash Flow Information
Interest expense paid	$86	$139
Income and mining taxes paid	$—	$—
Non-cash investing activities:
Change in capital expenditures in accounts payable	$(1,544)	$(1,174)
Change in estimate for asset retirement costs	$1,159	$1,726
Stock contributed from Parent	$100	$—
Right-of-Use assets acquired through operating lease	$7,265	$—
Equipment purchased through loan payable	$—	$330
Equipment purchased under finance lease	$—	$56

About Fortitude Gold Corporation

Fortitude Gold Corporation is a U.S. based gold producer targeting projects with low operating costs, high margins and strong returns on capital. The Company strategy is to grow organically, remain debt-free and distribute substantial future dividends. The Company’s Nevada Mining Unit consist of five high-grade gold properties located in the Walker Lane Mineral Belt in Nevada, U.S.A, with the Isabella Pearl gold mine in current production. Nevada, U.S.A. is among the world’s premier mining friendly jurisdictions.

Cautionary Statements:  This press release contains forward-looking statements that involve risks and uncertainties. If you are risk-averse you should NOT buy shares in Fortitude Gold Corporation.  The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Fortitude Gold Corporation’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Fortitude Gold Corporation on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements.

Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release. In particular, the scope, duration, and impact of the COVID-19 pandemic on mining operations, Company employees, and supply chains as well as the scope, duration and impact of government action aimed at mitigating the pandemic may cause future actual results to differ materially from those expressed or implied by such forward-looking statements. Also, there can be no assurance that production will continue at any specific rate.

Contact:
Greg Patterson
719-717-9825
greg.patterson@fortitudegold.com
www.Fortitudegold.com